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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

          Name of Entity                          State of Incorporation
          --------------                          ----------------------
          LLO-Gas, Inc.                           Delaware
               Truck Stop No. 1, LLC              California